Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated June 9, 2021 except for the effects of the restatement discussed in Note 2, as to which the date is November 22, 2021, relating to the financial statements of Broadstone Acquisition Corp. which is contained in that Prospectus, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 18, 2022